UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On November 11, 2009, Triad Guaranty Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that as of November 10, 2009, the Company was no longer in compliance with NASDAQ Listing Rule 5450(b)(3)(C), which requires the Company to maintain a minimum market value of $15 million of its total outstanding shares of common stock (excluding shares held directly or indirectly by officers, directors or any beneficial owner of more than 10% of the Company’s total outstanding shares) (the “Minimum Market Value”).  The NASDAQ letter confirmed (i) the Company’s noncompliance with Listing Rule 5450(b)(3)(C) for the 30 consecutive business day period from September 30, 2009 to November 10, 2009, and (ii) the availability of a 90 calendar day period to “cure” such noncompliance.  If the Company’s Minimum Market Value closes at $15 million or more for a minimum of ten consecutive business days during the cure period, which expires on February 9, 2010, the Company will be deemed to have regained compliance with Listing Rule 5450(b)(3)(C).  The Company intends to actively monitor the Minimum Market Value for its common stock and will consider available options to resolve the deficiency and attempt to regain compliance with Listing Rule 5450(b)(3)(C), or pursue other alternatives.

A copy of the press release announcing the receipt of the letter from NASDAQ, dated November 16, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

Exhibit 99.1	Press release dated November 16, 2009, disclosing the Company’s receipt of a listing standard deficiency letter from NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

November 16, 2009	/s/ Kenneth S. Dwyer
Kenneth S. Dwyer Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated November 16, 2009, disclosing the Company’s receipt of a listing standard deficiency letter from NASDAQ.